EXHIBIT 3.19

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "AWI NO. 1, LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 1997, AT 9 O'CLOCK A.M.




                [SEAL] Secretary's Office
                       1793 Delaware 1855

                                         /s/ Edward J. Freel
                                          -------------------
                                          Edward  J. Freel, Secretary of State

                                          AUTHENTICATION:   8913765


                                                    DATE:   02-10-98

                            CERTIFICATE OF FORMATION

                                       OF

                                 AWI No. 1, LLC



        FIRST: The name of the limited liability company (the "Company") is AWI No. 1, LLC.

        SECOND: The registered office of the Company is 15 East North Street, in the City of Dover, Kent County, State of Delaware 19901. The name of its registered agent at that address is United Corporate Services, Inc.

        IN WITNESSETH WHEREOF, I have signed my name to this Certificate of Formation this 30th day of December, 1997.



                                            /s/ Orlando Figueroa
                                            --------------------
                                            Orlando Figueroa
                                            Authorized Person